EXECUTION VERSION

SUPPLEMENT TO THE SECOND AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

SUPPLEMENT TO THE SECOND AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT (“Supplement”), made as of this 16th day of July, 2010 (the “Effective Date”), by and among Donald J. Trump, an individual with an address at 721 Fifth Avenue, New York, New York 10022 (“Trump”), Trump Entertainment Resorts, Inc., a Delaware corporation with a principal place of business at 1000 Boardwalk at Virginia, Atlantic City, New Jersey 08401 (“Company”), Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership with a principal place of business at 1000 Boardwalk at Virginia, Atlantic City, New Jersey 08401 (“Trump Holdings”) and Trump Taj Mahal Associates, LLC, a New Jersey limited liability company with a principal place of business at 1000 Boardwalk at Virginia, Atlantic City, New Jersey 08401 (“Trump Taj Mahal Associates”) (Company, Trump Holdings and Trump Taj Mahal Associates collectively referred to herein as the “Licensed Entities”).  (All of the foregoing are collectively referred to herein as “the Supplement Parties” or individually as a “Supplement Party”).

R E C I T A L S:

WHEREAS, each Supplemental Party is a party to and has entered concurrently herewith into that certain Second Amended and Restated Trademark License Agreement dated as of the date hereof (“TLA”);

WHEREAS, Trump has agreed to license to the Licensed Entities the trademark United States Poker Championship (U.S. Registration No. 2,146,844) (the “Poker Mark”);

WHEREAS, in exchange for the granting of the license to the Poker Mark, the Company has agreed to transfer to Trump the domain names www.trumpweddings.com and www.trumpcareers.com (the “Domains”);

NOW, THEREFORE, in consideration of their mutual agreements and undertakings hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Supplement Parties agree as follows:

1.	The Terms defined in the TLA and not otherwise defined herein are used herein as defined in the TLA.

2.
Trump hereby grants to the Licensed Entities an exclusive license to use the Poker Mark through the earlier of (x) the termination of the TLA, in accordance with the terms thereof, or (y) December 31, 2012, in connection with annual poker championships held at the Trump Taj, as the Company has done in previous years while hosting the United States Poker Championship (the “License”).

3.
Within sixty (60) days after the Effective Date, the Supplement Parties shall use commercially reasonable good faith efforts to negotiate and execute an “Amended and Restated Supplement to the TLA” through which the precise terms of the License and such other terms and conditions as the Supplement Parties reasonably agree to shall be memorialized.

4.
The Company hereby assigns to Trump all right, title and interest in and to the Domains, provided that the Licensee Entities shall be permitted to continue using the Domains Names for a period of sixty (60) days as if they were a Domain Name (as defined in the TLA).

5.
Within sixty (60) days after the Effective Date, the Supplement Parties shall use commercially reasonable good faith efforts to cooperate in effectuating a commercially reasonable process through which the Company, at Trump’s sole cost and expense, shall cause Trump to be listed as the Registrant of the Domains at the registrar chosen by Trump in Trump’s sole discretion.

IN WITNESS WHEREOF, the Supplement Parties have caused this Supplement to the Second Amended and Restated Trademark License Agreement to be executed as of the date first above written.

/s/ Donald J. Trump
DONALD J TRUMP

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:  Trump Entertainment Resorts, Inc.,
        its general partner

By:  /s/ Robert M. Pickus
Name:  Robert M. Pickus
Title:  Chief Administrative Officer,
           Secretary and General Counsel

TRUMP ENTERTAINMENT RESORTS, INC.

By:  /s/ Robert M. Pickus
Name:  Robert M. Pickus
Title:  Chief Administrative Officer,
           Secretary and General Counsel

TRUMP TAJ MAHAL ASSOCIATES, LLC

By:  Trump Entertainment Resorts Holdings, L.P.,
its sole member

By:  Trump Entertainment Resorts, Inc.,
its general partner

By:  /s/ Robert M. Pickus
Name:  Robert M. Pickus
Title:  Chief Administrative Officer,
           Secretary and General Counsel

[Signature Page to the Supplement to the Second Amended and Restated Trademark License Agreement]